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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/24/2018

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

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Item 2.02.Results of Operations and Financial Condition

On October 24, 2018, Stepan Company (“Stepan”) issued a press release providing its financial results for the third quarter ended September 30, 2018.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.Other Events

On October 24, 2018, Stepan issued a press release announcing that its Board of Directors approved an increase of $0.025 per share on its quarterly cash dividend on its common stock  The dividend will be paid on December 14, 2018 to common stockholders of record on November 30, 2018.  A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number: 99.1

Description: Press Release of Stepan Company dated October 24, 2018

Exhibit Number: 99.2

Description: Press Release of Stepan Company dated October 24, 2018

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1 EX-99.2	Press Release of Stepan Company dated October 24, 2018 Press Release of Stepan Company dated October 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: October 24, 2018	By:	/s/ Brian W. Bichkoff
Brian W. Bichkoff
Interim General Counsel